                        PACIFIC LIFE & ANNUITY COMPANY
                      VARIABLE CONTRACT SELLING AGREEMENT


     This Agreement ("Agreement") is made as of _______________________, 19__ by and among PACIFIC LIFE & ANNUITY COMPANY ("PL&A"), PACIFIC MUTUAL DISTRIBUTORS, INC. ("Distributor"), a broker/dealer registered with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and a member of the National Association of Securities Dealers, Inc. ("NASD"), _____________________________________ ("Broker/Dealer"),
and each undersigned agency (jointly and severally referred to herein as "Agency"); Broker/Dealer and Agency jointly and severally hereinafter referred to collectively as "Selling Entities".

     This Agreement is for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts set forth in Schedule A hereto and of any successor additional SEC registered insurance products (as discussed in Paragraph [3] of this Agreement) issued by PL&A and distributed by Distributor through representatives who are both (a) state insurance licensed and appointed agents of PL&A and associated with the Agency and (b) NASD registered representatives of Broker/Dealer who are appropriately licensed both with the NASD and with the relevant states. The variable life insurance and/or annuity contracts set forth in Schedule A hereto, as such Schedule may be amended and/or restated from time to time to include any successor or additional SEC registered insurance products, and together with any riders to such contracts, are referred to collectively herein as the "Contracts".

1.   APPOINTMENT

     In consideration of the mutual promises and covenants contained in this Agreement, PL&A and Distributor appoint Broker/Dealer and those persons associated with Agency who are NASD registered representatives of Broker/Dealer and state insurance licensed agents of PL&A to solicit and procure applications for the Contracts.

     These appointments are not deemed to be exclusive in any manner and extend only to those jurisdictions, set forth in Schedule B hereto as such Schedule B may be amended from time to time by PL&A in its sole discretion, where the Contracts specified in such Schedule B have been approved for sale.

     From time to time, PL&A will provide Selling Entities with information regarding the jurisdictions in which PL&A is authorized to solicit applications for the Contracts and any limitations on the availability of such Contracts in any jurisdiction.

2.   RESPONSIBILITIES

     Broker/Dealer is authorized to collect the premium on the Contracts and must remit such premiums to PL&A in the manner set forth in the applicable Compensation Schedule set forth in one of the Schedule Ds. Contract applications shall be taken only on preprinted, state-appropriate application forms supplied by PL&A. All completed applications, supporting documents and payments are the sole property of PL&A and must be promptly delivered to PL&A. All applications are subject to acceptance by PL&A at its sole discretion.

3.   NEW PRODUCTS

     Distributor may propose and PL&A may issue additional or successor products, in which event Broker/Dealer will be informed of the new product and its related Compensation Schedule. If Broker/Dealer does not agree to distribute such new product(s), it must notify PL&A in writing within 30 days of receipt of the Compensation Schedule for such new product(s). If Broker/Dealer does not indicate disapproval of the new product(s) or the terms contained in its related Compensation Schedule, Broker/Dealer will be deemed to have thereby agreed (a) to distribute such new product(s) and agreed to its related Compensation Schedule, which shall be attached to and made a part of this Agreement as an amendment or addendum to the applicable Schedule D, or as

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a new Schedule D hereto, and (b) to the amendment of Schedules A and B to this
Agreement to name such new product(s) and to identify where their offer and sale has been approved.

4.   SUBAGENTS

     Agency is authorized to appoint Subagents to solicit sales of the Contracts ("Subagents"); provided, however, that PL&A shall have the right in its sole discretion to terminate the appointment of any Subagent upon notice from PL&A to Agency. Agency warrants that no Subagent shall commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract unless, at the time of such solicitation or aid, such Subagent is appropriately licensed for such product under applicable insurance laws and is an NASD registered representative of Broker/Dealer.

     Selling Entities each represent that they have, for each Subagent, fulfilled all requirements set forth in the form of general letter of recommendation set forth in Schedule C hereto; and agree, upon reasonable request by PL&A, to furnish proof of such fulfillment as PL&A may require.

5.   SALES MATERIAL

     Neither Selling Entities nor any of their respective Subagents, officers, directors, employees, affiliates, representatives or agents shall utilize in their marketing efforts for the Contracts any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters; provided, however, that they may: (a) use material that has been provided preprinted by PL&A or Distributor, and (b) use material, the use of which PL&A or Distributor has specifically approved, in writing, prior to such use. In order for PL&A or Distributor to review and approve materials not produced by PL&A in accordance with clause (b) above, Broker/Dealer must provide PL&A and Distributor with evidence that any material proposed to be used was filed with the NASD in accordance with applicable rules and copies of correspondence with the NASD relating to the proposed material.

6.   RECORDS

     In accordance with the requirements of federal and state laws and rules of applicable self-regulatory organizations as defined in the Exchange Act ("SROs") including but limited to the Rules of Fair Practice of the NASD ("NASD Rules"), Selling Entities shall maintain complete records concerning the sale of the Contracts, information regarding the customs relating to the sale and/or servicing of the Contracts, including the manner and extent of distribution of any sales, marketing or other solicitation material, shall make such records and files available to staff of PL&A or Distributor at such times as PL&A or Distributor may reasonably request and shall make such material available to personnel of state insurance departments, the NASD or other regulatory agency, including the SEC, that have regulatory authority over PL&A or Distributor.

7.   DELIVERY OF PROSPECTUSES

     Selling Entities warrant that each solicitation, specifically including any solicitation effected by any Subagent, will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. PL&A and Distributor shall furnish Selling Entities, at no cost to Selling Entities, reasonable quantities of prospectuses and such other material as PL&A and Distributor deem necessary to aid in the solicitation of Contracts.

8.   BROKER/DEALER REPRESENTATIONS

     The representations, warranties and covenants of Broker/Dealer set forth in this Agreement are continuous during the term of this Agreement and Broker/Dealer agrees to notify each of PL&A and Distributor immediately, in writing, if, at any time during the course of this Agreement, any of the representations, warranties or covenants set forth herein become inaccurate or untrue of the facts related thereto.

     Broker/Dealer represents, warrants and covenants that:

     (a) Broker/Dealer is affiliated with Agency which is an entity properly licensed under the insurance laws of the jurisdiction(s) in which Broker/Dealer will act under this Agreement;

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     (b)   Broker/Dealer is registered with the SEC as a broker/dealer under the
Exchange Act, a member of the NASD and will, throughout the duration of this Agreement, remain in compliance with the requirements of the NASD and of the Exchange Act, including but not limited to laws requiring that the Broker/Dealer and each of its Subagents/registered representatives be appropriately securities registered, insurance licensed and appointed by PL&A, and such other applicable federal or state laws;

     (c) Broker/Dealer has established rules, procedures, and supervisory and inspection techniques necessary to train and to supervise diligently the activities of its NASD registered representatives who are state insurance licensed and appointed agents of PL&A;

     (d) Broker/Dealer shall ensure that no registered representative of Broker/Dealer, including any Subagent, shall sell or recommend for sale any Contract to any person without reasonable grounds for believing, after appropriate inquiry, that the purchase of that Contract is suitable for that person;

     (e) Upon request by PL&A and Distributor, Broker/Dealer will furnish such appropriate records as are necessary to document the training, licensing and diligent supervision required by subparagraph (b) above, and client suitability determinations required by subparagraph (c) above.

9.   AGENCY REPRESENTATIONS

     The representations, warranties and covenants of Agency set forth in this Agreement are continuous during the term of this Agreement and Agency agrees to notify each of PL&A and Distributor immediately, in writing, if, at any time during the course of this Agreement, any of the representations, warranties or covenants set forth herein become inaccurate or untrue of the facts related thereto.

     Agency represents, warrants and covenants that it will, and will cause each Subagent to, comply fully with the requirements of state insurance law and applicable federal laws, including but not limited to assuring appropriate state insurance licensing and appointment by PL&A, and will establish rules and procedures necessary to supervise diligently the activities of licensed and appointed agents of PL&A associated with Agency. Upon request by PL&A or Distributor, Agency will furnish such appropriate records as are necessary to document such diligent supervision.

10.  PL&A REPRESENTATIONS

     PL&A represents that the prospectus(es) and registration statement(s) relating to the Contracts that are and shall be in effect from time to time contain no untrue statements of material fact and do not omit to state material facts, the omission of which makes any statement contained in such prospectus(es) and registration statement(s) misleading.

11.  COMPENSATION

     11.1 PL&A, through Distributor, will remit to Broker/Dealer or Agency compensation as set forth in the applicable Schedule D hereto, which payments or termination thereof shall be governed by the administrative rules established by PL&A in its sole discretion. Selling Entities shall pay all Subagents. PL&A reserves the right not to pay compensation on a Contract, the premium for which is paid in whole or in part by the loan or surrender value of any other life insurance policy or annuity contract issued by PL&A.

     11.2 PL&A may offset, against any claim for commission and any other compensation payable to Broker/Dealer or Agency under this Agreement, any existing or future indebtedness of, respectively, Broker/Dealer or Agency, whether fixed or contingent, whether such indebtedness arises under this Agreement or otherwise. Such indebtedness shall constitute a first lien against any such compensation. Neither Broker/Dealer nor Agency may offset, against any such indebtedness, any compensation accruing under this Agreement.

12.  COMPLAINTS AND INVESTIGATIONS

     PL&A, Distributor, Broker/Dealer and Agency agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding with respect to PL&A,

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Distributor, Broker/Dealer and/or Agency, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the Contracts distributed under this Agreement. Without limiting the foregoing:

     (a) Selling Entities shall promptly notify PL&A and Distributor of any complaint or comment regarding the Contracts and/or any allegation that Selling Entities or any of its Subagents/representatives violated any law, regulation or rule in soliciting applications for or servicing the Contracts. Selling Entities shall promptly investigate such complaint or allegation, take appropriate remedial measures and notify PL&A and Distributor of same. Selling Entities shall provide PL&A and Distributor with full details of and correspondence relating to any of the foregoing, including copies of all legal documents pertaining thereto.

     (b) Selling Entities shall cooperate fully with PL&A and Distributor in any regulatory proceeding or judicial proceeding involving the solicitation of applications for or the servicing of Contracts by the Selling Entities or any of their representatives.

13.  INDEMNIFICATION

     13.1 PL&A and Distributor agree to indemnify and hold harmless Selling Entities, their officers, directors, agents and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act, the Investment Company Act of 1940, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Pacific Select Fund (the "Fund") filed pursuant to the Securities Act, or any prospectus included as a part thereof, as from time to time amended and supplemented, or in any advertisement or sales literature provided by PL&A and Distributor.

     13.2 Selling Entities agree to, jointly and severally, hold harmless and indemnify PL&A and Distributor and any of their respective affiliates, employees, officers, agents and directors (collectively, "Indemnified Persons") against any and all claims, liabilities and expenses (including, without limitation, losses occasioned by any rescission of any Contract pursuant to a "free look" provision or by any return of initial purchase payment in connection with an incomplete application), including, without limitation, reasonable attorneys' fees and expenses and any loss attributable to the investment experience under a Contract, that any Indemnified Person may incur from liabilities resulting or arising out of or based upon (a) any untrue or alleged untrue statement other than statements contained in the registration statement or prospectus relating to any Contract, (b) (i) any inaccurate or misleading, or allegedly inaccurate or misleading sales material used in connection with any marketing or solicitation relating to any Contract, other than sales material provided preprinted by PL&A or Distributor, and (ii) any use of any sales material that either has not been specifically approved in writing by PL&A or Distributor or that, although previously approved in writing by PL&A or Distributor, has been disapproved, in writing by either of them, for further use, or (c) any act or omission of a Subagent, director, officer or employee of Selling Entities, including, without limitation, any failure of Selling Entities or any Subagent to be registered as required as a broker/dealer under the 1934 Act, or licensed in accordance with the rules of any applicable SRO or insurance regulator.

14.  FIDELITY BOND

     Selling Entities each represent and covenant that all directors, officers, employees and Subagents of Selling Entities licensed pursuant to this Agreement or who have access to funds of PL&A are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a bonding company rated A- or better from A.M. Best or equivalent rating from another nationally recognized statistical rating organization. This bond shall be maintained at Broker/Dealer's and/or Agency's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules, and endorsed to extend coverage to life insurance and annuity transactions. Selling Entities acknowledge that PL&A may require evidence that such coverage is in force, and Broker/Dealer or Agency shall promptly give notice to PL&A of any notice of cancellation or change of coverage.

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     Selling Entities each assign any proceeds received from the fidelity bond company, error and omissions or other liability coverage, to PL&A to the extent of PL&A's loss due to activities covered by the bond. If there is any deficiency, Selling Entities will promptly pay PL&A the amount of such deficiency on demand. Selling Entities each shall indemnify and hold harmless PL&A from any such deficiency and from the cost of collection.

15.  LIMITATIONS OF AUTHORITY

     The Contract forms are the sole property of PL&A. No person other than PL&A has the right or authority to: (i) make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by PL&A; (ii) make, alter, modify or discharge any Contract; (iii) waive or modify any provision with respect to any Contract or policy; (iv) incur indebtedness or liability, or expend or contract for expenditure of any funds on behalf of PL&A or the Contracts; (v) extend the time for payment of any premiums, bind PL&A to reinstate any terminated Contracts, or accept notes for payment of premiums;
(vi) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of PL&A; or (vii) institute or file any response to any legal proceeding in connection with any matter pertaining to the Contracts on behalf of PL&A without the prior written consent of PL&A (except that if Selling Entities themselves are named as a party or parties in such proceedings each named party may enter into legal proceedings on its own behalf without the written consent of PL&A).

16.  GENERAL PROVISIONS

     16.1  Waiver

     Failure of any of the parties to insist promptly upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     16.2  Independent Contractors

     Selling Entities are each an independent contractor and not an employee or subsidiary of PL&A or Distributor. Nothing contained in this Agreement or otherwise shall be deemed to make any registered representative of Broker/Dealer or any Subagent appointed by Agency an employee or agent of PL&A or Distributor for tax or any other purposes. Neither PL&A nor Distributor shall have any responsibility for training or supervision of any such Subagent or registered representative or of any other employee or affiliate of any Selling Entities.

     16.3  Independent Assignment

     No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of PL&A. Any purported assignment in violation of this Paragraph 16.3 is void.

     16.4  Notice

     Any notice required or otherwise given pursuant to this Agreement may be given electronically by facsimile or electronic mail (but not orally by telephone) or by mail, postage paid, (including any express mail service), transmitted to the last address communicated by the receiving party to the other parties to this Agreement. The current address for mailing purposes of this Agreement shall be set forth on the signature page.

     16.5  Severability

     To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provisions of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     16.6  Amendment

     Except as expressly provided herein, this Agreement may be amended only by a writing signed by all parties. The Schedules hereto may be amended by PL&A or Distributor upon 10 days' written notice to Broker/Dealer and Agency which shall be deemed received the earlier of actual receipt or 10 days after mailing or transmission. The submission of an application for the Contracts by Broker/Dealer or Agency after the date of any

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such amendment shall constitute such party's agreement to such amendment. No amendment will impair the right to receive commissions as accrued with respect to Contracts issued and applications procured prior to the amendment.

     16.7  Termination

     This Agreement may be terminated by any party for any reason upon 10 days' prior written notice. It may be terminated, for cause, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued with respect to applications procured prior to the termination except as otherwise specifically provided in the applicable Schedule D hereto.

     16.8  Survival

     All representations and warranties made in or pursuant to this Agreement and the provisions of Paragraphs 11, 12 and 14.10 of this Agreement shall survive the termination of this Agreement.

     16.9  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to the conflict of law provisions thereof. Broker/Dealer and Agency consent to the jurisdiction of the courts of the State of California and to the jurisdiction of federal courts located within California.

     16.10 Proprietary Information

     Selling Entities acknowledge that information pertaining to any Distributor program or service, including names of Contract owners, is proprietary in nature and belongs exclusively to Distributor. Selling Entities agree that they will not disclose any information concerning Distributor programs or services to any person, for consideration or otherwise, unless (a) PL&A or Distributor has authorized such disclosure in writing or (b) if such disclosure is expressly required by state or federal regulatory authorities and PL&A and Distributor have received notice, in writing, of such disclosure. Selling Entities agree further that, following termination of this Agreement for any reason, they will not solicit or otherwise contact any Contract owner for any reason except as expressly agreed in writing by Distributor or PL&A.

     16.11  Entire Agreement

     This Agreement shall constitute the entire agreement among the parties and supersedes all prior agreements and understandings, whether written or verbal.

     By signing below, each of the undersigned agrees to have read and be bound by the terms and conditions of this Agreement. Each of the undersigned acknowledges receipt of a copy of this Agreement.


PACIFIC LIFE & ANNUITY COMPANY
700 Newport Center Drive
Newport Beach, CA  92660


By:______________________________________
Title:___________________________________


PACIFIC MUTUAL DISTRIBUTORS, INC.
700 Newport Center Drive
Newport Beach, CA  92660


By:______________________________________
Title:___________________________________

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BROKER/DEALER:___________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
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By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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       __________________________________

By:______________________________________
Title:___________________________________

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AGENCY:__________________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
       __________________________________
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By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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By:______________________________________
Title:___________________________________

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AGENCY:__________________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
       __________________________________
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By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
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By:______________________________________
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AGENCY:__________________________________
Address__________________________________
       __________________________________
       __________________________________

By:______________________________________
Title:___________________________________


AGENCY:__________________________________
Address__________________________________
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By:______________________________________
Title:___________________________________

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                                                                      SCHEDULE A


                        PACIFIC LIFE & ANNUITY COMPANY
                      CONTRACTS COVERED BY THIS AGREEMENT



Contract Name                              Contract Number
-------------                              ---------------

Pacific Portfolios-NY
Pacific Select Exec II-NY




Date:_____________________

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                                                                      SCHEDULE B


                            JURISDICTIONS IN WHICH
                        PACIFIC LIFE & ANNUITY COMPANY
                       IS APPROVED FOR SALE OF CONTRACTS
                           COVERED BY THIS AGREEMENT



CONTRACT                              JURISDICTIONS
--------                              -------------

Pacific Portfolios-NY                 New York
Pacific Select Exec II-NY             New York




Date:____________________

                                       12
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                                                                      SCHEDULE C

                       GENERAL LETTER OF RECOMMENDATION

Selling Entities hereby certify to PL&A that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as Subagents ("Applicant") submitted by Agency. Agency will, upon request, forward proof of compliance with same to PL&A in a timely manner, including but not limited to general background check information, NASD background information/reports, fingerprint reports, etc.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Our inquiries and investigations were sufficient to meet the requirements of requisite state insurance regulation, federal securities regulation and NASD requirements. Each individual is trustworthy, competent, and qualified to act as an agent for PL&A, and to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

     The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to PL&A are those of the applicant and that the securities registration and any insurance licenses are true copies of the original.

5. We hereby warrant that the applicant is not applying for a license with PL&A in order to place insurance chiefly or solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

8. We certify that Selling Entities and applicant shall have entered into a written agreement pursuant to which: (i) applicant is appointed a Subagent of Agency and a registered representative of Broker/Dealer; (ii) applicant agrees that his/her selling activities relating to securities-regulated Contracts shall be under the supervision and control of Broker/Dealer and his/her selling activities relating to all other Contracts shall be under the supervision and control of Agency; and (iii) applicant's right to continue to sell such Contracts is subject to his/her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Entities.

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                                                                    SCHEDULE D-1

                           COMPENSATION SCHEDULE FOR
              PACIFIC PORTFOLIOS-NY - INDIVIDUAL FLEXIBLE PREMIUM
                    VARIABLE ACCUMULATION DEFERRED ANNUITY
                   [TO BE FILED BY PRE-EFFECTIVE AMENDMENT]

                                                                    SCHEDULE D-2

                           COMPENSATION SCHEDULE FOR
            PACIFIC SELECT EXEC II-NY - INDIVIDUAL FLEXIBLE PREMIUM
                        VARIABLE LIFE INSURANCE POLICY
                   [TO BE FILED BY PRE-EFFECTIVE AMENDMENT]